SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 of 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 5, 2005


                             DIAMANT ART CORPORATION
                       f/k/a ART INTERNATIONAL CORPORATION
       (Exact name of registrant as specified in its charter, as amended)




    Ontario, Canada               000-16008                   98-0082514
------------------------    ------------------------    ------------------------
(State of incorporation)    (Commission File Number)    (IRS Employer ID number)



       5 - 7100 Warden Avenue
       Markham, Ontario                                     L3R 5M7
       ----------------------                               --------------------
(Address of principal executive offices)                    (Zip Code)


                                 (800) 278-4723
              (Registrant's telephone number, including area code)

Item 3.02 Unregistered Sales of Equity Securities.

         On January 5, 2005, Diamant Art Corporation f/k/a ART International Corporation (the "Company") sold 231,000 Restricted shares of its Class C Common Stock. As consideration for the sale of said shares, the Company received a total of $ 115,500.00 consisting of $115,500.00 in cash. All funds are in Canadian dollars.

         The Company's sale of the subject Restricted shares is exempt from registration in reliance upon the provisions of Regulation S under the Securities Act of 1933, as amended. Each purchaser of the shares of the Company's common stock has represented, among other things, that he is not a "U.S. Person" and that the offer and sale of the subject shares was effected through an "Offshore Transaction," all as such terms are defined under Regulation S.

         The 231,000 Restricted shares of the Company's Class C Common Stock which have been sold have a conversion right whereby, at the election of the holder thereof, each share of the Company's Class C Common Stock can be converted into 100 Restricted shares of the Company's Common Stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             DIAMANT ART CORPORATION
                                             f/k/a ART INTERNATIONAL CORPORATION



Date: January 12, 2005                       By /s/ Michel van Herreweghe
                                               ---------------------------------
                                               Michel van Herreweghe,
                                               Chairman